UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2024

Elys BMG Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario  M5H 2K4, Canada

(Address of Principal Executive Offices)

+1 561 838 3325

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2024, Elys BMG Group, Inc. (the “Company”), at a duly convened meeting of the board of directors, (the “Board”), established an Advisory Committee comprised of three member that will execute tasks on an ad hoc basis as required from time to time by the Company. Effective July 5, 2024, the members of the Advisory Committee shall be initially comprised of Messrs. Paul Sallwasser, Larry Flynn, and David Aronoff.

Additionally, on July 5, 2024, each of Messrs. Paul Sallwasser, Larry Flynn, and David Aronoff resigned as members of the Board leaving Mr. Michele Ciavarella as the sole director and Executive Chairman of the Board. The resignations of the independent members of the Board are not a result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or corporate governance practices.

Also on July 1, 2024, Carlo Reali, Chief Financial Officer of the Company notified the Company of his intent to resign effective upon the closing of the agreement to sell its B2C operating subsidiary Multigioco Srl based in Rome, Italy, or if earlier accepted by the Board. Mr. Reali’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices and Mr. Reali will continue his duties to ensure a smooth transition. On July 5, 2024, the Board accepted the resignation of Mr. Reali, and on the same day appointed Mr. Ciavarella as the Interim Chief Financial Officer to assume the responsibilities as the Company’s principal accounting officer until a suitable replacement is found.

We do not have a formal employment or other compensation related agreement with Mr. Reali; however, Mr. Reali will continue to receive the same compensation that he currently receives from Multigioco which is an annual base salary of 100,000 euros.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2024	ELYS BMG GROUP, INC.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Executive Chairman